Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the Registration Statement Post-Effective Amendment No.1 to Form S-1 on Form S-3 (No. 333-252422), of our report dated September 25, 2020, with respect to the financial statements of United Wholesale Mortgage, LLC (f/k/a United Shore Financial Services, LLC) for the year ended December 31, 2019.

/s/ Richey, May & Co., LLP

Englewood, Colorado
May 13, 2022